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                                                                    EXHIBIT 10.5

                     STOCK OPTION TERMS AND CONDITIONS UNDER
           IPG PHOTONICS CORPORATION 2000 INCENTIVE COMPENSATION PLAN

1. Definitions; Section References. All terms used in these Terms and Conditions that are not otherwise defined shall have the meanings ascribed to them in the IPG Photonics Corporation (the "Company") 2006 Incentive Compensation Plan, as amended from time to time (the "Plan") or the applicable Notice of Grant relating to the award ("Notice"). Unless otherwise indicated, all section references are to sections of these Terms and Conditions. If the Notice states that the Stock Option is an Incentive Stock Option, then the Stock Option is intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and subject to the limitations and treatment thereof. "Optionee" means the person to whom the Stock Option has been awarded.

2. Term and Exercise of Stock Option. The term and exercise of the Stock Option shall be as follows:

(a) The term of the Stock Option granted shall commence as of the Grant Date and shall end on the Expiration Date, and shall Vest as set forth in the Notice, unless earlier terminated in accordance with Section 5. No option may be exercised after the Expiration Date.

(b) The Stock Option shall only be exercised to the extent the Stock Option has Vested and has not been previously exercised. The Stock Option granted shall be exercised by the Optionee by delivering the following to the Secretary of the Company or to any other person as may be designated by the Company from time to time, on any business day prior to or on the Expiration Date:

     i. A signed Notice of Intent to Exercise Stock Options in the form prescribed by the Company from time to time specifying the number of shares the Optionee desires to purchase;

     ii.  Payment in full of the Exercise Price, subject to the requirements of
          Section 4; and

     iii. Such other documents or agreements requested by the Secretary or the Committee.

(c) For (i) the first six months following an IPO of the Company and (ii) the period(s) beginning not more than ten days prior to and ending not more than ninety days after the effective date(s) of one or more registration statements under the Securities Act of 1933 with respect to securities of the Company, Optionee agrees that Optionee may not sell, exchange, transfer, grant any option to for the purchase of or otherwise dispose of any Shares acquired upon exercise of the Option without the consent of the Company, which consent may be withheld in the Company's absolute and sole discretion. The Optionee appoints the Company (and any officer designated by the Company) to act as Optionee's agent and attorney-in-fact to negotiate with, execute and deliver to the managing underwriter in any such offering a lock-up agreement or other documents and instruments and to take any and all actions on behalf of the Optionee as may be appropriate to effectuate the foregoing as the attorney-in-fact approves in its sole judgment.

4. Exercise Price.

(a) The price per share at which the Stock Option shall be exercisable shall be the Exercise Price as defined in the Notice.

(b) The Exercise Price of the shares subject to these Terms and Conditions may be paid by (i) certified or bank check; or (ii) such other means the Committee determines are consistent with the purpose of the Award and applicable law.

(c) The Optionee may satisfy the applicable withholding tax obligations by paying the amount of any taxes in cash promptly following the date of exercise (within 5 days of exercise) but in all cases prior to the delivery of the stock certificate representing the Common Stock.

5. Termination of Stock Option.

(a) Death, Disability or Retirement. In the event of termination of the Optionee's employment due to Disability or Retirement, this Stock Option may thereafter be exercised by the Optionee within ninety (90) days following the date of Disability or Retirement, to the extent it was exercisable at the time such event occurred. The Committee may at any time and in its sole discretion accelerate the exercisability of this Stock Option. Upon the death of an Optionee,

    BY ACCEPTING THE AWARD, YOU AGREE TO THESE TERMS & CONDITIONS. READ THEM
                                   CAREFULLY.

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Stock Options shall be exercisable until the earlier of (i) the end of the twelve (12) month period following the date of death or (ii) the Expiration
Date.

(b) Separation from Service for Cause. If Optionee's employment by the Company, an Affiliate or Group Company or other service provider relationship with the Company, an Affiliate or Group Company terminates involuntarily for Cause, any unexercised Stock Option held by Optionee and not in fact exercised prior to termination shall immediately expire and all rights under such Stock Option shall immediately be forfeited.

(c) Other Terminations of Employment. If the Optionee's employment is terminated for any reason other than for Cause or other than due to death, Disability or
Retirement:

     (i) all non-Vested portions of Stock Options held by the Optionee on the date of the termination of his or her employment shall immediately be forfeited by the Optionee as of such date; and

     (ii) all Vested portions of Stock Options held by the Optionee on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Optionee's employment or (ii) the date the Stock Options would otherwise expire.

6. Rights as a Stockholder; Effect of Stock Option. The Optionee shall have no rights as a stockholder of the Company with respect to any shares covered by this Stock Option until the issuance of a stock certificate for those shares. Once this Stock Option or any portion thereof is exercised and shares are transferred to the Optionee, any shareholder agreements that apply to the shares shall be binding on the Optionee. This Stock Option shall not be deemed to confer upon the Optionee any rights to continue in the employ of the Company, an Affiliate or Group Company. Neither the Optionee nor his or her transferee is or will be obligated by the grant of the Stock Option to exercise it.

7. Changes in Capitalization.

(a) The grant of a Stock Option pursuant to the Notice and these Terms and Conditions shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(b) If, while this Stock Option is outstanding, the outstanding shares have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, or similar transaction, appropriate and proportionate adjustments shall be made by the Committee to the number and/or kind of shares which are subject to purchase under this Stock Option and for the Stock Option Exercise Price or prices applicable to this Stock Option. Such adjustments will be made so that the same proportion of the Company's issued and outstanding shares in each instance shall remain subject to purchase at the same aggregate Exercise Price.

(c) In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of these Terms and Conditions.

(d) In the event of a merger, consolidation, or acquisition of substantially all of the Company's shares or assets, the Committee may take such actions with respect to outstanding Stock Options as the Committee deems appropriate.

(e) If any fractional share would result from any such adjustment under this
Section 7, the Company shall not issue such fractional share, but shall round any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

8. Nondisclosure, Noncompete, and Nonsolicit.

(a) Nondisclosure and Nonuse of Confidential Information. Optionee agrees that Optionee will not at any time, whether during or after the Optionee's Service, use or reveal to anyone outside the Company any of the trade secrets or confidential information of the Company, its customers or suppliers, or any information received in confidence from third parties by the Company, except to the extent that such disclosure or use is directly related to and required by Optionee's performance of duties assigned to the Optionee by the Company, an Affiliate or Group Company. Confidential Information of the Company is any information or material (a) generated or collected by or used in the operation of the Company, an Affiliate or Group Company that relates to the actual or anticipated business, marketing


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and sales, strategic planning, products, services, research and development, or production and/or manufacturing processes, of the Company, an Affiliate or Group Company or its customers or suppliers, including its and their organization, personnel, customers and finances; or (b) suggested by or resulting from any task assigned to Optionee or work performed by Optionee for or on behalf of the Company, an Affiliate or Group Company not otherwise readily available to members of the general public.

(b) Forfeiture for Competition. Optionee acknowledges and agrees that (i) in the course of the Optionee's Service, Optionee shall become familiar with the trade secrets of the Company, its Affiliates and Group Companies and with other Confidential Information concerning the Company, its Affiliates and Group Companies, (ii) Optionee's Services to the Company, its Affiliates and Group Companies are unique in nature and of an extraordinary value to the Company, its Affiliates and Group Companies, and (iii) the Company, its Affiliates and Group Companies could be irreparably damaged if Optionee were to provide similar services to any person or entity competing with the Company, an Affiliate or Group Company or engaged in a similar business. In connection with the issuance to Optionee of the Stock Option hereunder, and in consideration for and as an inducement to the Company to grant Stock Options to the Optionee, the Optionee covenants and agrees that during the period beginning on the Grant Date and ending on the first anniversary of the date of the termination of the Optionee's Service, the Optionee shall not, directly or indirectly, either for himself or for or through any other Person, without the express written consent of the Company, anywhere in the world, engage in any activity that is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity) any business, organization or Person other than the Company (or any subsidiary of the Company), and including any such business, organization or person involving, or which is, a family member of Optionee, whose business, activities, products or services are competitive with the products, technologies or services offered or proposed to be offered by the Company, an Affiliate or Group Company. The Optionee agrees that this covenant is reasonable with respect to its duration, geographical area and scope. For purposes of these Terms and Conditions, the term "participate in" includes having any direct or indirect interest in any Person, whether as a sole proprietor, owner, shareholder, partner, joint venture, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than owning up to 3% of the outstanding stock of any class that is publicly traded.

(c) Nonsolicitation. Optionee hereby agrees that during the period commencing on the Grant Date and ending on the date which is the later to occur of (i) two (2) years after the Grant Date and (ii) eighteen (18) months after the date of the termination of Optionee's Service, the Optionee will not, without the express written consent of the Company, (w) induce or attempt to induce for or on behalf of himself or herself or any such competitor any officer, employee or former employee of the Company, its Affiliates or Group Companies, who was employed during the one (1) year period immediately preceding the date on which Optionee's Service with the Company, an Affiliate or Group Company was terminated for any reason, (x) encourage for or on behalf of himself or any such competitor any such officer or employee to terminate his or her Service to the Company, an Affiliate or Group Company, (y) solicit for or on behalf of himself or any such competitor any client or supplier of the Company, an Affiliate or Group Company, or (z) divert to any Person any client or business opportunity of the Company, an Affiliate or Group Company.

(d) Judicial Modification. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8 is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) the Notice and these Terms and Conditions shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(e) Remedy for Breach. The Optionee agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 8, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Optionee shall forfeit:

(i) any and all Stock Options granted or transferred to him or her under the Plan and these Terms and Conditions, including Vested Options; and

(ii) the profit the Optionee has realized on the exercise of any Stock Options, which is the difference between the Exercise Price of the Stock Options and the applicable Fair Market Value of the shares (the Optionee may be required to repay such difference to the Company).

The forfeiture for competition provisions of this Section 8 shall continue to apply, in accordance with their terms, after the noncompete provisions of any employment or other agreement between the Company and the Optionee have lapsed.


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9. Investment Representations. The Committee or the Secretary may require the
Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this Stock Option, an agreement in which the Optionee represents that the shares acquired upon exercise thereof are being acquired for investment and not with a view to the sale or distribution thereof, and which provides for certain share transfer restrictions and other related matters.

10. Compliance with Securities Laws. Anything in these Terms and Conditions to the contrary notwithstanding, if, at any time specified herein for the issue of shares to the Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction shall require either the Company or the Optionee to take any action in connection with the shares then to be issued, the issue of the shares shall be deferred until the action shall have been taken; however, the Company shall have no liability whatsoever as a result of the non-issuance of the shares, except to refund to the Optionee any consideration tendered in respect of the Exercise Price.

11. Governing Law: Consent to Jurisdiction. This Agreement shall be construed by, enforced in accordance with and governed by the substantive laws of the State of Delaware without giving effect to its conflict of laws provisions thereof. The Company and the Optionee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with the Stock Option and these Terms and Conditions shall be brought only in the courts in the Commonwealth of Massachusetts, County of Worcester and should Federal jurisdiction exist, the Federal Courts located in the District of Massachusetts, and (ii) consent to submit to the exclusive jurisdiction of such court for purposes of any action or proceeding arising out of or in connection with the Stock Option or these Terms and Conditions.

12. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, if to the Company, addressed to the Company at the following address: IPG Photonics Corporation, 50 Old Webster Road, Oxford, MA 01540, USA, Attention: Secretary, or at any other address as the Company, by notice to the Optionee, may designate in writing from time to time; and, if to the Optionee, to the last know address of the Optionee or at any other address as the Optionee, by notice to the Company, may designate in writing from time to time.

13. Binding Effect. These Terms and Conditions shall be binding upon and inure to the benefit of the heirs, beneficiaries, legal representatives and successors of the parties. Any successors to the parties shall be entitled to all of the rights of and obligated to abide by all provisions of any shareholder agreements that apply to the shares held by such successors. The Company reserves the right to make changes to these Terms and Conditions in its sole discretion.

14. Severability. In the event that any one or more of the provisions or portion thereof contained in these Terms and Conditions shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of these Terms and Conditions and these Terms and Conditions shall be construed as if the invalid, illegal, or unenforceable provision or portion thereof had never been contained herein.

15. Entire Agreement. This Agreement, the Notice and the Plan constitute and contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede any and all prior agreements, if any, understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

16. Waiver. No waiver by either party of the application of any term, provision or condition of these Terms and Conditions, or a breach thereof by the other party, shall constitute a waiver of any succeeding breach of the same or any other provision hereof. No such waiver shall be valid unless executed in writing by the party making the waiver.

17. Transferability. The Optionee shall not transfer, sell, assign or otherwise dispose of the Stock Option other than by his or her will or the laws of descent and distribution. Any attempted transfer, sale, assignment or other disposition of the Stock Option, or of Optionee's rights and obligations under the Notice or these Terms and Conditions, contrary to the provisions of these Terms and Conditions shall be null and void.

18. Subject to Plan. This Stock Option is granted under and subject to the terms of the Plan. In the event of any conflict between the terms of these Terms and Conditions and the terms of the Plan, the terms of the Plan shall control.

19. Plan and Agreement Not a Contract of Employment or Service. None of the Plan, the Notice or these Terms and Conditions is a contract of employment or Service, and no terms of the Optionee's employment or Service will be affected in any way by the Plan, the Notice, these Terms and Conditions or related instruments, except to the extent


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specifically expressed therein. The Plan, the Notice or these Terms and
Conditions will be construed as conferring any legal rights of the Optionee to continue to be employed or remain in Service with the Company, nor will it interfere with the right of the Company, an Affiliate or Group Company to discharge the Optionee or to deal with him or her regardless of the existence of the Plan, the Notice or these Terms and Conditions.

                                [END OF DOCUMENT]


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